Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 13, 2001, accompanying the consolidated financial statements of Envirosource, Inc. and Subsidiaries included in this Annual Report on Form 10-K for the years ended December 31, 2000 and 1999. We hereby consent to the incorporation by reference of said report in the Registration Statements of Envirosource, Inc. and Subsidiaries on Form S-8 Registration Statement Numbers 33-34566, 33-26633, 33-1549, 33-13728, 33-46925,
33-53019 and 333-42954.


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
March 21, 2001